 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-253425
PROSPECTUS SUPPLEMENT
(To prospectus dated February 23, 2021)
$400,000,000
AptarGroup, Inc.
3.600% Senior Notes due 2032
We are offering $400,000,000 aggregate principal amount of 3.600% Senior Notes due 2032 (the “notes”). The notes will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2022. The notes will mature on March 15, 2032, unless earlier redeemed or repurchased.
The notes will constitute our unsecured and unsubordinated obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness. The notes will be senior to any of our future subordinated indebtedness. The notes will be effectively subordinate to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the existing and future indebtedness and other liabilities, including trade payables and preferred equity, if any, of our subsidiaries.
Prior to December 15, 2031 (three months prior to their maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at the “make-whole” redemption price described herein, plus accrued and unpaid interest thereon to, but not including, the redemption date. In addition, on or after December 15, 2031 (three months prior to their maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of Notes — Optional Redemption.”
We intend to use the net proceeds of this offering for repayment of debt and other general corporate purposes. See “Use of Proceeds.”
Upon the occurrence of a “change of control repurchase event” (as defined herein), unless we have exercised our right to redeem the notes, we will be required to make an offer to each holder of notes to purchase, at such holder’s option and on the terms described herein, all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes — Change of Control Repurchase Event.”
Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a description of the factors you should consider before deciding to invest in the notes.
	Per Note	Total
Public offering price(1)	99.741%	$398,964,000
Underwriting discount	0.650%	$ 2,600,000
Proceeds (before expenses) to us(1)	99.091%	$396,364,000

(1)
Plus accrued interest, if any, from March 7, 2022.

There is currently no established public trading market for the notes. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system.
We expect that delivery of the notes to purchasers will be made on or about March 7, 2022 in book-entry form through The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank, SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).
Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
BofA Securities HSBC J.P. Morgan Wells Fargo Securities
SOCIETE GENERALE

Senior Co-Managers
BNP PARIBAS Deutsche Bank Securities PNC Capital Markets LLC US Bancorp
Co-Managers
BBVA Loop Capital Markets
The date of this prospectus supplement is March 2, 2022.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about the securities that we may offer from time to time, some of which may not be applicable to the offering of the notes. The prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the notes, you should read carefully both the prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Information by Reference” in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus we authorize that supplements this prospectus supplement and the other documents to which we refer you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
When used in this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, the terms “AptarGroup,” “Aptar,” “Company,” “we,” “us” or “our” refer to AptarGroup, Inc. together with its consolidated subsidiaries.
MARKET AND INDUSTRY INFORMATION
Market data and certain industry forecasts used throughout this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus were obtained from internal surveys, reports and studies, where appropriate, as well as market research, publicly available information and industry publications. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, estimates and market research, while believed to be reliable, have not been independently verified.
NON-U.S. GAAP MEASURES
In addition to the information presented herein that conforms to United States generally accepted accounting principles (“U.S. GAAP”), this prospectus supplement also includes certain information that does not conform to U.S. GAAP, which are referred to as non-U.S. GAAP financial measures, such as Net Debt to Net Capital. Management may assess our financial results both on a U.S. GAAP basis and on a non-U.S. GAAP basis. We believe it is useful to present these non-U.S. GAAP financial measures because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. These non-U.S. GAAP financial

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measures should not be considered in isolation or as a substitute for U.S. GAAP financial results, but should be read in conjunction with the consolidated financial statements and related notes thereto and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. Further, investors are urged to review and consider carefully the adjustments made by management to the most directly comparable U.S. GAAP financial measure to arrive at these non-U.S. GAAP financial measures. See “Summary — Summary Consolidated Financial and Other Data” for a reconciliation of the non-U.S. GAAP financial measures to their most comparable measure calculated and presented in accordance with U.S. GAAP.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking and involve a number of risks and uncertainties. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results or other events may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to:
•
the impact of COVID-19 and its variants on our global supply chain and our global customers, employees and operations, which has elevated and will continue to elevate many of the risks and uncertainties discussed below;

•
economic conditions worldwide, including potential deflationary or inflationary conditions in regions we rely on for growth;

•
the availability of direct labor workers and the increase in direct labor costs, especially in North America;

•
our ability to preserve organizational culture and maintain employee productivity in the work-from-home environment caused by the current pandemic;

•
the availability of raw materials and components (particularly from sole sourced suppliers) as well as the financial viability of these suppliers;

•
fluctuations in the cost of materials, components, transportation cost as a result of supply chain disruptions and labor shortages, and other input costs (particularly resin, metal, anodization costs and energy costs);

•
political conditions worldwide;

•
significant fluctuations in foreign currency exchange rates or our effective tax rate;

•
the impact of tax reform legislation, changes in tax rates and other tax-related events or transactions that could impact our effective tax rate;

•
financial conditions of customers and suppliers;

•
consolidations within our customer or supplier bases;

•
changes in customer and/or consumer spending levels;

•
loss of one or more key accounts;

•
our ability to successfully implement facility expansions and new facility projects;

•
our ability to offset inflationary impacts with cost containment, productivity initiatives or price increases;

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•
changes in capital availability or cost, including interest rate fluctuations;

•
volatility of global credit markets;

•
our ability to identify potential new acquisitions and to successfully acquire and integrate such operations, including the successful integration of the businesses we have acquired, including contingent consideration valuation;

•
our ability to build out acquired businesses and integrate the product/service offerings of the acquired entities into our existing product/service portfolio;

•
direct or indirect consequences of acts of war, terrorism or social unrest;

•
cybersecurity threats that could impact our networks and reporting systems;

•
the impact of natural disasters and other weather-related occurrences;

•
fiscal and monetary policies and other regulations;

•
changes or difficulties in complying with government regulation;

•
changing regulations or market conditions regarding environmental sustainability;

•
work stoppages due to labor disputes;

•
competition, including technological advances;

•
our ability to protect and defend our intellectual property rights, as well as litigation involving intellectual property rights;

•
the outcome of any legal proceeding that has been or may be instituted against us and others;

•
our ability to meet future cash flow estimates to support our goodwill impairment testing;

•
the demand for existing and new products;

•
the success of our customers’ products, particularly in the pharmaceutical industry;

•
our ability to manage worldwide customer launches of complex technical products, particularly in developing markets;

•
difficulties in product development and uncertainties related to the timing or outcome of product development;

•
significant product liability claims; and

•
other risks associated with our operations.

Although we believe that our forward-looking statements are based on reasonable assumptions, there can be no assurance that actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Please refer to the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement. See “Incorporation of Certain Information by Reference” below.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the

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accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither AptarGroup, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither AptarGroup, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may

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otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

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SUMMARY
The following summary is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference, and in the indenture governing the notes as described under “Description of Notes.” Because this is a summary, it does not contain all the information that may be important to you. Before making an investment decision, we urge you to read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference, including our consolidated financial statements and the accompanying notes and the information described or referred to under “Risk Factors.”
Our Company
Aptar is a global leader in the design and manufacturing of a broad range of drug delivery, consumer product dispensing and active material science solutions and services. Aptar’s innovative solutions and services serve a variety of end markets including pharmaceutical, beauty, personal care, home care, food and beverage. Using insights, proprietary design, engineering and science to create dispensing, dosing and protective technologies for many of the world’s leading brands, Aptar in turn makes a meaningful difference in the lives, looks, health and homes of millions of patients and consumers around the world. Aptar is headquartered in Crystal Lake, Illinois and has approximately 13,000 dedicated employees in 20 different countries.
We have manufacturing facilities located throughout the world including North America, Europe, Asia and South America. We have approximately 5,000 customers with no single customer or group of affiliated customers accounting for greater than 5% of our 2021 Net Sales.
Consumers’ preference for convenience and product differentiation through drug delivery and packaging design and function are important to our customers and they have converted many of their packages from non-dispensing formats to dispensing systems that offer enhanced shelf appeal, convenience, cleanliness and accuracy of dosage. We design our products with both people and the environment in mind. Many of our product solutions for the beauty, personal care, home care, food and beverage markets are recyclable, reusable or made with recycled content.
We partner with our customers by providing innovative delivery systems and a suite of comprehensive services to help them succeed. While we offer a wide variety of services and products, our primary products are dispensing pumps, closures, aerosol valves, elastomeric primary packaging components, active material science solutions and digital health solutions.
Dispensing pumps are finger-actuated dispensing systems that dispense a spray or lotion from non-pressurized containers. The style of pump used depends largely on the nature of the product being dispensed, from small, fine mist pumps used with pharmaceutical products and perfume to lotion pumps for more viscous formulas.
Closures are primarily dispensing closures but to a lesser degree can include non-dispensing closures. Dispensing closures are plastic caps that allow a product to be dispensed without removing the cap.
Aerosol valves dispense product from pressurized containers. The majority of the aerosol valves that we sell are metered dose valves, with the balance being bag-on valve and continuous spray valves.
We also manufacture and sell elastomeric primary packaging components. These components are used in the injectables market. Products include stoppers for infusion, antibiotic, lyophilization and diagnostic vials. Our elastomeric components also include pre-filled syringe components, such as plungers, needle shields, tip caps and cartridges.
We provide active material science solutions using our platform technology to maintain container closure integrity, extend shelf-life, control moisture and protect drug products from overall environmental exposures and degradations.
The digital health solutions aim to improve patients’ treatment experience and outcomes. We leverage connected devices, diagnostic and digital therapeutics tools that support patients to manage their disease as well as enabling care teams to remotely monitor the health of the patients when needed. Available as standalone or as a fully integrated offering in our existing range of drug delivery solutions, we have digital health solutions covering a wide range of therapeutic areas including, but not limited to, pulmonary, oncology, diabetes, immunology and neurology.
Our organizational structure consists of three market-focused business segments: Pharma, Beauty + Home and Food + Beverage. This is a strategic structure which allows us to be more closely aligned with our customers and the markets in which they operate. We primarily sell our products and services through our own sales force to pharmaceutical, health care, beauty, personal care, home care, food and beverage marketers. To a limited extent, we use independent representatives and distributors to increase our reach to smaller customers and export markets.
Our business was started in the late 1940’s, manufacturing and selling aerosol valves in the United States, and has grown primarily through acquisitions and internal expansion. Our common stock is listed on the New York Stock Exchange under the symbol “ATR.” Our principal executive offices are located at 265 Exchange Drive, Suite 100, Crystal Lake, Illinois 60014, and our telephone number is (815) 477-0424. Our Internet website address is www.aptar.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
Recent Developments
In July 2017, our subsidiary AptarGroup UK Holdings Limited (“AGUK”) issued €100 million aggregate principal amount of its 0.98% Senior Notes due July 19, 2023 and €200 million aggregate principal amount of its 1.17% Senior Notes due July 19, 2024 (collectively, the “UK Notes”) pursuant to a Note Purchase and Guaranty Agreement among AptarGroup, Inc., as guarantor, AGUK, as issuer, and the purchasers of the UK Notes. On March 1, 2022, we entered into an agreement with the holders of the UK Notes pursuant to which, among other things, AptarGroup, Inc. will assume the due and punctual performance and observance of the obligations of AGUK under such Agreement and the UK Notes, and AGUK will be concurrently released from all obligations under such Agreement and the UK Notes, in each case effective March 1, 2022 (collectively, the “Subsidiary Debt Assignment”).

The Offering
The following summary contains basic information about the notes and is not intended to be complete. For a more detailed description of the terms and conditions of the notes, please refer to “Description of Notes” in this prospectus supplement, and “Description of Debt Securities” in the accompanying prospectus. In this section titled “The Offering,” references to “we,” “our,” or “us” refer only to AptarGroup, Inc. and not to any of its subsidiaries.
Issuer
AptarGroup, Inc.
Securities
$400,000,000 aggregate principal amount of 3.600% Senior Notes due 2032.
Maturity
The notes will mature on March 15, 2032, unless earlier redeemed or repurchased.
Interest Rate
The notes will bear interest from March 7, 2022 at the rate of 3.600% per annum.
Interest Payment Dates
Semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2022.
Optional Redemption
Prior to December 15, 2031 (three months prior to their maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at the “make-whole” redemption price described herein, plus accrued and unpaid interest thereon to, but not including, the redemption date. In addition, on or after December 15, 2031 (three months prior to their maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of Notes — Optional Redemption.”
Ranking
The notes will constitute our unsecured and unsubordinated obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness. The notes will be senior to any of our future subordinated indebtedness. The notes will be effectively subordinate to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the existing and future indebtedness and other liabilities, including trade payables and preferred equity, if any, of our subsidiaries. See “Risk Factors.”
Covenants
The indenture governing the notes will, among other things, restrict our ability and the ability of our subsidiaries to create certain liens, enter into sale and lease-back transactions and merge, consolidate or sell substantially all of our assets. See “Description of Notes — Certain Covenants of the Company.”
Change of Control Repurchase Event
Upon the occurrence of a “change of control repurchase event” (as defined under “Description of Notes — Change of Control Repurchase Event”), unless we have exercised our right to redeem the notes, we will be required to make an offer to each holder of notes to purchase, at such holder’s option and on the terms described in “Description of Notes — Change of Control Repurchase Event,” all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Absence of Public Market for the Notes
There is currently no established public trading market for the notes. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time at their discretion and without notice. For more information, see “Underwriting (Conflicts of Interest).”
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $394.9 million after deducting the underwriting discount and estimated offering fees and expenses. We intend to use the net proceeds of this offering to repay amounts outstanding under the Company's revolving credit facility, and the remainder for general corporate purposes, which may include the repayment of other near term debt maturities. For more information, see “Use of Proceeds.”
Form and Denomination
The notes will be represented by registered global securities registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Euroclear and Clearstream will hold interests for the accounts of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.
Risk Factors
Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors that should be considered carefully before investing in the notes.
Trustee
U.S. Bank Trust Company, National Association.
Governing Law
The notes and the indenture governing the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Conflicts of Interest
As described in “Use of Proceeds,” we intend to use a portion of the proceeds of the offering to repay amounts outstanding under the Company’s revolving credit facility. Certain of the underwriters (or their affiliates or associated persons) are lenders under the Company’s revolving credit facility and would receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds of the offering as a result of the repayment of amounts outstanding under the Company’s revolving credit facility, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See “Use of Proceeds” and “Underwriting  — (Conflicts of Interest).”

Summary Consolidated Financial and Other Data
The following tables set forth certain summary consolidated financial and other data as of December 31, 2021 and 2020 and for each of the three years ended December 31, 2021. The summary consolidated financial data as of December 31, 2021 and 2020 and for each of the years ended December 31, 2021, 2020 and 2019 have been derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
The following summary consolidated financial and other data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the “Business” section and the audited consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
	Year ended December 31,
(Dollars in millions)	2021	2020	2019
Statement of Income Data:
Net Sales	$3,227.2	$2,929.3	$2,859.7
Cost of sales (exclusive of depreciation and amortization shown below)	2,070.5	1,842.8	1,818.4
Selling, research & development and administrative	551.2	500.2	454.6
Depreciation and amortization	234.9	220.3	194.6
Restructuring initiatives	23.2	26.5	20.5
Operating Income	347.4	339.5	371.7
Net Income	243.6	214.1	242.2
Net Income Attributable to AptarGroup, Inc.	$244.1	$214.0	$242.2
	As of December 31,
(Dollars in millions)	2021	2020
Balance Sheet and Other Data:
Capital Expenditures	$307.9	$246.0
Total Assets	4,141.4	3,990.1
Long-Term Obligations, net(1)	907.0	1,055.0
Net Debt(2)	1,073.0	872.5
Total Stockholders’ Equity	1,984.6	1,850.8
Net Debt to Net Capital(2)	35.1%	32.0%

(1)
Total long-term obligations are shown less unamortized debt issuance costs.

(2)
“Net Debt” is calculated as interest bearing debt less cash and equivalents and short-term investments while “Net Capital” is calculated as stockholders’ equity plus Net Debt. Net Debt to Net Capital measures a company’s financial leverage, which gives users an idea of a company’s financial structure, or how it is financing its operations, along with insight into its financial strength. We believe that it is meaningful to take into consideration the balance of our cash, cash equivalents and short-term investments when evaluating our leverage. If needed, such assets could be used to reduce our gross debt position. We present a reconciliation of Net Debt to Net Capital as a non-U.S. GAAP financial measure:

(Dollars in millions)	December 31, 2021	December 31, 2020
Net Debt to Net Capital Reconciliation
Notes payable, revolving credit facility and overdrafts	$147.3	$52.2
Current maturities of long-term obligations, net of unamortized debt issuance costs	142.4	65.7
Long-Term Obligations, net of unamortized debt issuance costs	907.0	1,055.0
Total Debt	$1,196.7	$1,172.9
Less:
Cash and equivalents	123.0	300.1
Short-term investments	0.7	0.3
Net Debt	$1,073.0	$872.5
Total Stockholders’ Equity	$1,984.6	$1,850.8
Net Debt	1,073.0	872.5
Net Capital	$3,057.6	$2,723.7
Net Debt to Net Capital	35.1%	32.0%

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should consider carefully the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2021 and elsewhere in the other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference. Additional risks and uncertainties that are not yet identified may also materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Related to this Offering and the Notes
Our level of indebtedness could have important consequences to our business and prevent us from fulfilling our obligations under the notes.
As of December 31, 2021, after giving effect to this offering, we would have had $1.3 billion of total long-term debt obligations outstanding, and the ability to borrow approximately $455.6 million under our revolving credit facility. Our indebtedness could have important consequences to the holders of the notes, including the following:
•
making it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

•
requiring us to dedicate a substantial portion of our cash flow from operations to debt service payments on our and our subsidiaries’ debt, which reduces the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•
requiring us to comply with restrictive covenants in our revolving current facility and other corporate long-term obligations and the more limited restrictive covenants in the indenture that will govern the notes offered hereby, which limit the manner in which we conduct our business;

•
limiting our flexibility in planning for, or reacting to, changes in the industry in which we operate;

•
placing us at a competitive disadvantage compared to any of our less leveraged competitors;

•
increasing our vulnerability to both general and industry-specific adverse economic conditions; and

•
limiting our ability to obtain additional debt or equity financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing.

We will be required to generate sufficient cash to service our indebtedness, including the notes, and, if not successful, we may be forced to take other actions to satisfy our obligations under our indebtedness.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our outstanding long-term debt will impose significant cash interest payment obligations on us and, accordingly, we will have to generate significant cash flow from operating activities to fund our debt service obligations. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional debt or equity capital, restructure or refinance our indebtedness, including the notes, or revise or delay our strategic objectives. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or satisfy our capital requirements, or that these actions would be permitted under the terms of our existing or future debt agreements, including our revolving credit facility and the indenture that will govern the notes offered hereby. In the absence of such operating results and resources, we could face substantial liquidity concerns and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.
If we cannot make scheduled payments on our debt, we will be in default and, as a result:
•
our debt holders could declare all outstanding principal and interest to be due and payable;

•
the lenders under our revolving credit facility could foreclose against the assets securing our borrowings from them and could terminate their commitments to lend us money; and

•
we could be forced into bankruptcy or liquidation, which could result in holders of notes losing their investment in the notes.

Despite our indebtedness levels, we and our subsidiaries may be able to incur substantially more debt, including secured debt. This could further increase the risks associated with our leverage.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our revolving credit facility do not, and the indenture that will govern the notes offered hereby will not, fully prohibit us or our subsidiaries from doing so. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial indebtedness described above, including our possible inability to service our debt, will increase.
The notes will be structurally subordinated to all indebtedness and other liabilities of AptarGroup, Inc.’s subsidiaries, which may adversely affect your ability to receive payments on the notes.
The notes will be exclusively the obligations of AptarGroup, Inc. and not any of its subsidiaries. AptarGroup, Inc. currently conducts a substantial majority of its operations through its subsidiaries and its subsidiaries have significant liabilities.
AptarGroup, Inc.’s subsidiaries are separate and distinct legal entities from AptarGroup, Inc. AptarGroup, Inc.’s subsidiaries will not guarantee the notes and are under no contractual obligation to pay any amounts due on the notes or to provide AptarGroup, Inc. with funds for that purpose, whether by dividends, distributions, loans or other payments. Any dividends, distributions, loans or other payments to AptarGroup, Inc. by its subsidiaries will also be contingent upon those subsidiaries’ respective results of operations and financial condition and other business considerations and may be subject to statutory or contractual restrictions and taxes on distributions.
AptarGroup, Inc.’s right to receive any assets of any of its subsidiaries upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of that subsidiary (and, as a result, the right of the holders of the notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that AptarGroup, Inc. may itself be a creditor of that subsidiary. In addition, even if AptarGroup, Inc. were a creditor of any of its subsidiaries, AptarGroup, Inc.’s rights as a creditor would be subordinate to the secured indebtedness, if any, of that subsidiary to the extent of the value of the collateral securing that indebtedness and any indebtedness of that subsidiary senior to the indebtedness held by AptarGroup, Inc.
As a result of the foregoing, the notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of AptarGroup, Inc.’s subsidiaries, including any subsidiaries that AptarGroup, Inc. may in the future acquire or establish. As of December 31, 2021, our subsidiaries had outstanding indebtedness of $462.5 million, or approximately $121.0 million after giving effect to the Subsidiary Debt Assignment. See “Summary — Recent Developments” for additional information.
The notes will be unsecured and will be effectively junior to all of our secured obligations to the extent of the value of the collateral securing such obligations.
Although we currently do not have any material amount of secured indebtedness outstanding, holders of any of our existing and future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness. However, the indenture governing the notes will permit us to incur additional secured debt under specified circumstances. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of our assets, it is possible that our remaining assets may not be sufficient to satisfy your claims in full.
The indenture governing the notes will not limit the amount of unsecured debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.
The indenture under which the notes will be issued will not limit the amount of unsecured debt that we may incur. The indenture governing the notes will not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture governing the notes will not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.
There is no established public trading market for the notes.
The notes are a new issue of securities with no established trading market and we cannot provide any assurances that an active public market for the notes will develop or be maintained. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell your notes. Further, even if a trading market is developed for the notes, there can be no assurance as to the liquidity of any market, your ability to sell the notes on any market or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•
the time remaining to the maturity of the notes;

•
the outstanding amount of the notes;

•
the terms related to optional redemption of the notes; and

•
the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time at their discretion and without notice.
Our credit ratings may not reflect all risks of your investments in the notes, and the market value of the notes could decrease if the credit ratings of the notes are lowered or withdrawn.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
Furthermore, these ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency or placed on a so-called “watch-list” for a possible downgrade or assigned a negative ratings outlook if in such rating agency’s judgment circumstances so warrant.

The assignment by a rating agency of a rating on the notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including announcements that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the notes and also increase our borrowing costs.
We may not be able to repurchase the notes upon a change of control repurchase event.
Upon the occurrence of a “change of control repurchase event” (as defined under “Description of Notes — Change of Control Repurchase Event,”), unless we have exercised our right to redeem the notes, we will be required to make an offer to each holder of notes to purchase, at such holder’s option and on the terms described herein, all or a portion of such holder’s notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control repurchase event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes as required under the terms of the notes would result in a default under the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes — Change of Control Repurchase Event.”
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes — Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
The market prices of the notes may be volatile.
The market prices of the notes will depend on many factors, including, but not limited to, the following:
•
ratings on our debt securities assigned by rating agencies;

•
the time remaining until maturity of the notes;

•
the prevailing interest rates being paid by other companies similar to us;

•
our results of operations, financial condition and prospects; and

•
the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $394.9 million after deducting the underwriting discount and other estimated fees and expenses. We intend to use the net proceeds of this offering to repay amounts outstanding under the Company’s revolving credit facility, and the remainder for general corporate purposes, which may include the repayment of other near term debt maturities. The revolving credit facility matures in June 2026, subject to a maximum of two one-year extensions in certain circumstances, and bore interest at the rate of 1.105% per annum as of December 31, 2021.
Certain of the underwriters (or their affiliates or associated persons) are lenders under the Company’s revolving credit facility and would receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds of the offering as a result of the repayment of amounts outstanding under the Company’s revolving credit facility, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting  — (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our cash and equivalents and consolidated capitalization as of December 31, 2021: (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the sale of the notes in this offering and the use of the net proceeds therefrom as set forth in “Use of Proceeds.”
You should read this table in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the audited consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.
	As of December 31, 2021
	Actual	As adjusted
	(in thousands)
Cash and equivalents	$122,925	$373,446
Notes payable, revolving credit facility and overdrafts:
Notes payable 0.00%	$—	$—
Revolving credit facility 1.00% to 1.11%(1)	144,383	—
Overdrafts 0.35%	2,893	2,893
	147,276	2,893
Long-term obligations:
Notes payable 0.00% – 11.92%, due in monthly and annual installments through 2030	$22,785	$22,785
3.20% senior unsecured notes due in 2022	75,000	75,000
1.30% senior unsecured debts USD floating swapped to 1.36% EUR fixed, equal annual installments through 2022	56,000	56,000
3.50% senior unsecured notes due 2023	125,000	125,000
1.00% senior unsecured notes due 2023(2)	113,830	113,830
3.40% senior unsecured notes due 2024	50,000	50,000
3.50% senior unsecured notes due 2024	100,000	100,000
1.20% senior unsecured notes due 2024(3)	227,660	227,660
3.60% senior unsecured notes due 2025	125,000	125,000
3.60% senior unsecured notes due 2026	125,000	125,000
3.60% senior notes due 2032 offered hereby	—	400,000
Finance lease liabilities	30,185	30,185
Unamortized debt issuance costs	(1,085)	(6,185)
Current maturities of long-term obligations	(142,351)	(142,351)
Total long-term obligations	907,024	1,301,924
Stockholders’ equity:
AptarGroup, Inc. stockholders’ equity	—	—
Common stock, $0.01 par value	704	704
Capital in excess of par value	916,534	916,534
Retained earnings	1,789,413	1,789,413
Accumulated other comprehensive loss	(316,041)	(316,041)
Less: Treasury stock at cost	(421,203)	(421,203)
Total AptarGroup, Inc. stockholders’ equity	1,969,407	1,969,407
Noncontrolling interests in subsidiaries	15,193	15,193

	As of December 31, 2021
	Actual	As adjusted
	(in thousands)
Total stockholders’ equity	1,984,600	1,984,600
Total capitalization	$2,891,624	$3,286,524

(1)
$133 million and €10 million (approximately $11.4 million) was utilized under our revolving credit facility and $56 million remained outstanding under the amended term facility as of December 31, 2021.

(2)
The principal amount of these notes is €100.0 million ($113.8 million at the applicable exchange rate at December 31, 2021).

(3)
The principal amount of these notes is €200.0 million ($227.7 million at the applicable exchange rate at December 31, 2021).

DESCRIPTION OF NOTES
Set forth below is a description of certain terms of our 3.600% Senior Notes due 2032 (the “notes”) and the Indenture (as defined below). The notes are a separate series of “debt securities” referred to in the accompanying prospectus. The following description supplements (and, to the extent inconsistent therewith, supersedes) the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description of some of the terms of the notes and the Indenture and the description of some of the general terms and provisions of our debt securities and the Indenture contained in the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, the terms of the Indenture and the notes. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. You may obtain copies of the Indenture and the form of the notes as set forth under “Where You Can Find More Information.” The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Indenture are those provided therein and those made a part of the Indenture by the Trust Indenture Act.
References in this section to “we,” “us”, “our” and the “Company” refer to AptarGroup, Inc., the issuer of the notes, exclusive of its subsidiaries.
General
The notes will be issued under an indenture, to be dated as of March 7, 2022, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”) (as amended and supplemented by a supplemental indenture thereto, to be dated as of the date the notes are initially issued, the “Indenture”).
The notes will initially be limited to $400,000,000 in aggregate principal amount. The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or obtaining the consent of the holders of the notes, issue debt securities with the same terms (except for the issue date and, in some cases, the public offering price, the date of the first interest payment and the date from which interest shall begin to accrue) as, and ranking equally and ratably with, the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of debt securities under the Indenture, including for purposes of voting and redemptions; provided that if such additional debt securities are not fungible with notes for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number from the notes offered hereby. No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the notes.
The notes will mature on March 15, 2032, unless earlier redeemed or repurchased. The notes will bear interest at the rate of 3.600% per year from the original issue date, or from the most recent interest payment date to which interest has been paid or provided for. We will make interest payments on the notes semi-annually in arrears on March 15 and September 15 each year, beginning September 15, 2022, to the holders of record at the close of business on the immediately preceding March 1 and September 1, respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date, stated maturity date, redemption date or Change of Control Payment Date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no additional interest shall accrue as a result of the delay in payment. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
We will issue the notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking
The notes will constitute our unsecured and unsubordinated obligations and will rank:
•
equally with our existing and future unsecured and unsubordinated indebtedness;

•
senior to any of our future subordinated indebtedness;

•
effectively subordinate to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
structurally subordinate to all existing and future indebtedness and other liabilities, including trade payables and preferred equity, if any, of our subsidiaries.

As of December 31, 2021, we had $735.2 million of outstanding indebtedness, $2.2 million of which was secured. As of December 31, 2021, our subsidiaries had outstanding indebtedness of $462.5 million, or approximately $121.0 million after giving effect to the Subsidiary Debt Assignment. See “Summary — Recent Developments” for additional information.
The Indenture will contain no restrictions on the amount of additional indebtedness that we may incur.
Optional Redemption
Prior to December 15, 2031 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to, but not including, the date of redemption, and

•
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
Notwithstanding the foregoing, interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders of the notes as of the close of business on the relevant record date in accordance with the notes and the Indenture.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities  —Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the following two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made, in the case of certificated notes, pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of such depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Sinking Fund
There is no provision for a sinking fund for the notes. Except as described below under “— Change of Control Repurchase Event,” the Indenture does not contain any provisions which are intended to protect holders of notes in the event of a change of control or a highly leveraged transaction (whether or not relating to a change of control) involving us.
We may at our option, at any time or from time to time, repurchase notes at any price in the open market or otherwise, and may hold or resell such notes or surrender such notes to the trustee for cancellation.
Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event (as defined below), unless we have exercised our right to redeem the notes as described under “— Optional Redemption,” the Indenture provides that we will be required to make an offer (a “Change of Control Offer”) to each holder of notes to purchase, at such holder’s option and on the terms described below, all or a portion (in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, provided that any remaining principal amount of any note purchased in part is $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the Change of Control Payment Date (as defined below); provided that, notwithstanding the foregoing, payments of interest on notes that are due and payable on any interest payment date falling on or prior to a Change of Control Payment Date will be payable to the holders of notes registered as such at the close of business on the relevant record date.
Within 30 days following the date upon which a Change of Control Repurchase Event shall have occurred, or at our option, prior to any Change of Control (as defined below) but after the public announcement of the transaction that constitutes or may constitute the Change of Control, we will be required to give notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. In such notice, we will, among other things, generally describe the transaction or transactions that constitute or may constitute the Change of Control and offer to purchase the notes on the date specified in such notice, which date must be no earlier than 15 days nor later than 60 days from the date such notice is given, other than as may be required by applicable law (the “Change of Control Payment Date”). The notice, if given prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control and the related Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.
On any Change of Control Payment Date, we shall be required, to the extent lawful, to:
•
accept for payment all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer;

•
deposit with the paying agent for the notes an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer; and

•
deliver or cause to be delivered (including by book-entry transfer, if applicable) the purchased notes or portions of notes to the trustee, accompanied by an officer’s certificate stating the aggregate principal amount of notes accepted by us for repurchase.

The paying agent will promptly mail or otherwise deliver to each holder of notes properly tendered the purchase price for the notes, and, in the case of any note purchased in part, the trustee, in accordance with the terms of the Indenture, will promptly authenticate and mail (or cause to be transferred by book-entry) to the holder of such note a new note equal in principal amount to any unpurchased portion of the note purchased in part; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes or the Indenture, we shall comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes or the Indenture by virtue thereof.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to purchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Below Investment Grade Rating Event” means, with respect to any Change of Control, the rating of the notes is lowered by at least two of the three Rating Agencies so that the notes are then rated below Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Measurement Period”) commencing on the earlier of (i) the occurrence of such Change of Control or (ii) our first public announcement of our intention to effect such Change of Control and ending 60 days following such earlier event; provided, however that if on such 60th day the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency, the Measurement Period will be extended to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) lowers its rating of the notes or (y) publicly announces that it is no longer considering the notes for possible downgrade. Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). As used in this definition, the lowering of the rating of the notes shall mean that the rating of the notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook).
“Capital Stock” of any specified person means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any one of the following:
•
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

•
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

•
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction; or

•
the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction or series of related transactions effected to create a holding company for us will not be deemed to involve a Change of Control if (1) pursuant to such transaction or series of related transactions, we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the Voting Stock of such holding company, measured by voting power rather than number of shares.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. For purposes of clarity, it is understood and agreed that no Change of Control Repurchase Event shall be deemed to have occurred with respect to the notes in connection with any particular Change of Control unless and until such Change of Control has actually occurred.
“Fitch” means Fitch Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Rating Agency” means (a) each of Moody’s, S&P and Fitch; and (b) if any of Moody’s, S&P and Fitch and, if applicable, any replacement Rating Agency ceases to rate the notes or fails to make a rating of the notes publicly available, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by us as a replacement for Moody’s, S&P, Fitch or any such replacement Rating Agency, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled (without regard to the occurrence of any contingency) to vote generally in the election of the board of directors (or persons performing similar functions) of such person.
Certain Covenants of the Company
Restriction on Liens
The Indenture will provide that, so long as the notes are outstanding, we will not issue, assume or guarantee, and we will not permit any Restricted Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance is referred to as a “lien” or “liens”) upon any Principal Property, or upon shares of capital stock or evidences of Indebtedness issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary (whether such Principal Property, shares or evidences of Indebtedness are currently owned or later acquired) without effectively providing that the notes (together with, if we shall so determine, any of our or our Subsidiaries’ other Indebtedness that ranks equally with the notes) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at our option, prior to) such secured Indebtedness.
The foregoing restriction shall not apply to:
•
liens existing on the date of the Indenture;

•
liens on any assets of any person existing at the time such person becomes a Restricted Subsidiary;

•
liens on any assets existing at the time of our acquisition of such assets or acquisition of such assets by a Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon our acquisition of such assets or acquisition of such assets by a Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by us or a Restricted Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by us or a Restricted

Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;
•
liens in favor of us or any Subsidiary;

•
liens securing the notes offered hereby;

•
liens on any assets of a person existing at the time such person is merged into or consolidated with or acquired by us or a Subsidiary or at the time of a purchase, lease or other acquisition by us or a Subsidiary of the assets of such person (or a division thereof) as an entirety or substantially as an entirety;

•
liens on any of our assets or assets of a Restricted Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction (including the development of improvements)) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue, industrial development or similar financings);

•
liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s or customs’ liens and similar liens incurred in the ordinary course of business in respect of obligations not yet due or being contested in good faith; and

•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the maximum principal amount of Indebtedness that may be incurred under the applicable agreement or credit facility providing for or evidencing such Indebtedness, or, in the case of a revolving credit facility, the maximum amount that may be drawn thereunder pursuant to binding commitments, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

Notwithstanding the restrictions described above, we and any of our Restricted Subsidiaries may issue, assume or guarantee Indebtedness secured by a lien that would otherwise be subject to the foregoing restrictions, without equally and ratably securing the notes, if at the time of, and immediately after giving effect to, the creation or assumption of any such lien and the application of the proceeds of the Indebtedness in respect thereof, the aggregate amount of all of our and our Restricted Subsidiaries’ Indebtedness that are secured by all such liens not so permitted by the immediately preceding paragraph together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted under the first bullet point of the first paragraph of the “Restriction on Sale and Lease-Back Transactions” covenant below that are in existence at such time (less the aggregate amount of net proceeds of such Sale and Lease-Back Transactions that have been applied as described under the second bullet point of the first paragraph of the “Restriction on Sale and Lease-Back Transactions” covenant below) do not exceed 15% of Consolidated Net Tangible Assets.
Restriction on Sale and Lease-Back Transactions
The Indenture will also provide that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or a Restricted Subsidiary of any Principal Property, other than any such arrangement involving a lease for a term, including renewal rights thereof, of not more than three years, which Principal Property has been or is to be sold or transferred by us or any Restricted Subsidiary to such person (referred to as a “Sale and Lease-Back Transaction”), unless:
•
we or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled, pursuant to the covenant described under “— Restriction on Liens” to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the notes pursuant to the Indenture; or

•
we or such Restricted Subsidiary apply or cause to be applied, within 180 days after the effective date of any such Sale and Lease-Back Transaction, an amount equal to the net proceeds from the sale of the Principal Property so leased to either or a combination of (i) the purchase, acquisition, construction or development of real property or (ii) the prepayment or retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of notes or of our Funded Indebtedness or Funded Indebtedness of a Restricted Subsidiary ranking on a parity with or senior to the notes.

The foregoing restrictions will not apply to (each, a “Permitted Transaction”):
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a Sale and Lease-Back Transaction that is entered into before, at the time of, or within 180 days after the later of the acquisition of the Principal Property or the completion of its construction; or

•
a Sale and Lease-Back Transaction between us and any of our Restricted Subsidiaries or between our Restricted Subsidiaries.

Certain Definitions
“Attributable Debt”, when used in connection with a Sale and Lease-Back Transaction referred to above, means, as of any particular time, the lesser of (a) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction and the denominator of which is the base term of such lease; and (b) the aggregate of present values (discounted at a rate per annum set forth or implicit in the terms of such lease, as determined in good faith by our board of directors, compounded semi-annually) of our obligations or obligations of any Subsidiary for net rental payments during the remaining term of such lease (including any period for which such lease has been extended) (or, if earlier, the first date upon which such lease may be terminated without penalty). The term “net rental payments” under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, we may elect to calculate such net rental payments as if the lease were to so terminate, in which case such net rental payments shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Consolidated Net Tangible Assets” means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets.
“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all reimbursement obligations in respect of letters of credit or bankers acceptances or similar instruments, (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all obligations of others of the type referred in clause (i) through (v) above that is guaranteed by us or any of our Subsidiaries or for which we or any of our Subsidiaries are otherwise responsible or liable.
“Intangible assets” means, at any date, the net book value, as shown on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, of all our and our Subsidiaries’ assets classified as intangible assets under generally accepted accounting principles, including: (i) goodwill; (ii) all trade names, trademarks, licenses, patents, copyrights and other like intangible assets; (iii) organizational costs; and (iv) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term “intangible assets” include product development costs.
“Principal Property” means any real property or any permanent improvement thereon located within the continental United States owned by us or any of our Subsidiaries having a net book value, as of the date of determination, in excess of the greater of 2.0% of our Consolidated Net Tangible Assets and $50 million, other than any real property or permanent improvement thereon which, in the good-faith determination of our board of directors, is not material to the operation of the business conducted by us and our Subsidiaries, taken as a whole.
“Restricted Subsidiary” means any Subsidiary of ours which owns a Principal Property.
“Subsidiary” means any person at least a majority of whose Voting Stock is at the time directly or indirectly owned or controlled by us, or by one or more of the Subsidiaries, or by us and one or more Subsidiaries.
Consolidation, Merger and Sale of Assets
The Indenture will contain a provision permitting us, without the consent of the holders of any of the outstanding notes, to consolidate with or merge into any other entity or transfer or lease our assets substantially as an entirety to any person provided that:
•
we are the surviving person or the successor person (if other than us) is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations on the notes and under the Indenture;

•
immediately after giving effect to the transaction no event of default (as defined below), and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing; and

•
certain other conditions are met.

Upon compliance with the provisions above, the successor person (if other than us) will succeed to and be substituted for and may exercise every right and power of us under the notes and the Indenture with the same effect as if such successor person had been the original obligor under the notes and the Indenture, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the notes and the Indenture.
Events of Default
An event of default with respect to the notes will be defined in the Indenture as:
•
default in payment of principal of or premium, if any on any of the notes when due, whether at maturity, upon acceleration of maturity or redemption, or otherwise;

•
default for 30 days in payment of interest on any of the notes;

•
default in the performance or breach of any covenant or warranty of ours in the Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default), which default or breach continues uncured for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying such default and stating that such notice is a notice of default under the Indenture;

•
a default under any bond, debenture, note or other evidence of our Indebtedness (including a default with respect to debt securities of any series other than the notes offered hereby) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our current or future Indebtedness (including the Indenture), which default constitutes a failure to pay such Indebtedness in a principal amount in excess of $75 million when due and payable at final maturity after the expiration of any applicable grace period or shall have resulted in such Indebtedness in a principal amount in excess of $75 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 45 days after there shall have been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying such default and requiring us to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of default under the Indenture; and
•
certain events of bankruptcy, insolvency or reorganization.

The Indenture will provide that, if any event of default with respect to the notes at the time outstanding, other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the notes and certain other specified defaults) may be waived by the holders of not less than a majority in principal amount of the outstanding notes on behalf of the holders of all of the notes. If an event of default arising from certain events of bankruptcy, insolvency or reorganization occurs, the principal of all outstanding notes will become due and payable without further action or notice.
The Indenture will provide that the trustee will, within 90 days after the occurrence of a default with respect to the notes at the time outstanding, give to the holders of the outstanding notes notice of such default if uncured or not waived. However, except in the case of default in the payment of principal of (or premium if any) or interest on any of the notes, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding notes. The Indenture will also provide that such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to outstanding notes in the performance of a covenant or warranty in the Indenture other than for the payment of the principal of or interest on the notes. The term default with respect to the notes for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default as described above.
The Indenture will contain a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the outstanding notes before proceeding to exercise any right or power under the Indenture at the request of the holders of such notes. The Indenture provides that the holders of a majority in principal amount of outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the notes provided that the trustee may decline to act if such direction is contrary to law or the Indenture. The Indenture requires the trustee to establish a record date for purposes of determining which holders are entitled to join in such direction.
No holder of a note will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•
the holder has previously given to the trustee written notice of a continuing event of default regarding the notes;

•
holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the trustee to institute the proceeding and the holder or holders have offered indemnity satisfactory to the trustee; and

•
the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a note to enforce payment of the principal of or interest on the note on or after the applicable due date specified in the note.
The Indenture will include a covenant that we will file annually with the trustee a certificate specifying whether, to the best knowledge of the signers, we are in default under the Indenture. The trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from us or a holder describing such default or event of default, and stating that such notice is a notice of default.
Defeasance
The Indenture will provide that, upon satisfaction of the conditions specified in the Indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding notes and to have satisfied all of our other obligations under the notes and the Indenture insofar as relates to the notes, except that:
•
the rights of holders of the notes to receive, solely from the funds described in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding notes when due;

•
a limited number of other provisions of the Indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the notes and the replacement of stolen, lost or mutilated notes; and

•
the rights, powers, trusts, duties and immunities of the trustee under the Indenture,

shall survive such discharge and satisfaction. We sometimes refer to this as “legal defeasance.”
The Indenture will further provide that, upon satisfaction of the conditions specified in the Indenture, we will be released from our obligations under, and may omit to comply with, the covenants described under the heading “Certain Covenants of the Company” above, and the covenant described above under the heading “Consolidation, Merger and Sale of Assets” and the failure to comply with any such covenants shall not constitute a default or event of default with respect to the notes. We sometimes refer to this as “covenant defeasance.”
Conditions to Legal Defeasance and Covenant Defeasance.   In order to effect legal defeasance or covenant defeasance of the notes, we must, among other things:
(a)
irrevocably deposit or cause to be deposited with the trustee (or another qualifying trustee) money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized independent registered public accounting firm, an amount sufficient to pay and discharge the principal of, and any premium and interest on, the outstanding notes on the dates those payments are due (including any redemption date);

(b)
in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

(c)
in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the on the dates those payments are due (including a redemption date), but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.
When we use the term “U.S. government obligations,” we mean:
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securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof; and

•
depository receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depository receipt.

Satisfaction and Discharge
The Indenture will provide that it will cease to be of any further effect with respect to the notes if:
•
all outstanding notes (subject to certain exceptions) been delivered to the trustee for cancellation; or

•
all outstanding notes not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, and we have irrevocably deposited or have caused to be deposited with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized independent registered public accounting firm, an amount sufficient to pay and discharge the entire indebtedness of the outstanding notes for principal of, and any premium and interest on the outstanding notes to the date of such deposit (in the case of notes which have become due and payable) or to the stated maturity date or redemption date of the notes, as the case may be, and, in either case, we also pay or cause to be paid all other sums payable under the Indenture by us with respect to the notes and satisfy certain other conditions specified in the Indenture. We sometime refer to this as “satisfaction and discharge.”
Notwithstanding the satisfaction and discharge of the Indenture with respect to the notes, a limited number of provisions of the Indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the notes, and the replacement of stolen, lost or mutilated notes.
Modification of the Indenture and Waiver of Covenants
We and the trustee may make certain modifications and amendments to the Indenture, without the consent of any holder of any note, including to add covenants and events of default, to conform the Indenture or the notes to the description thereof contained in this prospectus supplement and the accompanying prospectus, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the holders of the notes.
Subject to the immediately preceding paragraph, the Indenture will contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding notes, to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture affecting the notes or modifying the rights of the holders of outstanding notes, except that no such supplemental indenture may, without the consent of the holder of each outstanding note, (a) change the stated maturity of the principal of, or any premium or installment of interest on, any note, (b) reduce the principal amount of, or the rate of payment of interest on, any note or any premium payable upon redemption of any note or otherwise, (c) reduce the percentage in principal amount of the outstanding notes the consent of the holders of which is required for any such supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder, (d) modify any provision of the Indenture dealing with modification and waiver of the Indenture with respect to the notes, except to increase any applicable percentage of holders of notes required for modification or to provide that provisions may not be modified or waived except with the consent of each holder of notes or (e) effect certain other changes. The Indenture also will permit us to omit compliance with certain covenants in the Indenture with respect to the notes upon waiver by the holders of not less than a majority in principal amount of the outstanding notes.
Concerning our Relationship with the Trustee
U.S. Bank Trust Company, National Association, the trustee, is affiliated with U.S. Bank National Association, which provides commercial and investment banking services to us and our subsidiaries from time to time, and is currently a lender under our revolving credit facility. In addition, U.S. Bancorp Investments, Inc., one of the underwriters of this offering, is an affiliate of the trustee.
Book-Entry Issuance
The Depository Trust Company (“DTC”) will act as the initial securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global note certificates will be issued, representing in the aggregate the total principal amount of the notes, and will be deposited with the trustee on behalf of DTC.
DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). More information about DTC can be found at www.dtcc.com and www.dtc.org. Such information is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.
Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such notes to be redeemed.
Although voting with respect to the notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name” and will be the responsibility of such Direct or Indirect Participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
Except as provided herein, a Beneficial Owner of a global note will not be entitled to receive physical delivery of notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.
DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect to the notes. In that event, certificates for the notes will be printed and delivered to the applicable Direct or Indirect Participant.
Clearstream.   Clearstream Banking S.A. is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.
Euroclear.   Euroclear Bank SA/NV. was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
The information in this section concerning the operations and procedures of DTC, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take responsibility for its accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream, as applicable, and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Euroclear, Clearstream or their respective participants to discuss these matters.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of the notes. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the U.S. Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this Prospectus Supplement. Changes in such authorities or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS or a court will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
This summary deals only with beneficial owners of notes that purchase the notes for cash in this offering at their “issue price” (the first price at which a substantial amount of the notes is sold for cash to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that will hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to be a complete analysis of all the potential tax effects, nor does it discuss all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status. It also does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions, dealers or traders in securities or currencies, brokers, investors that have elected mark-to-market treatment, retirement plans and other tax-deferred accounts, tax-exempt entities, non-U.S. trusts and estates with U.S. beneficiaries, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, insurance companies, real estate investment trusts, regulated investment companies, U.S. persons who hold their notes through a bank, financial institution or other entity, or a branch or office thereof, that is located, organized or resident outside the United States, U.S. persons whose functional currency is not the U.S. dollar, investors that hold the notes as part of a hedge, straddle, synthetic security or conversion transaction, former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons required for U.S. federal income tax purposes to accelerate the timing of income accruals with respect to the notes as a result of such income being reported on an applicable financial statement and taxpayers subject to the alternative minimum tax.
If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership considering an investment in the notes should consult its tax advisors.
The following summary is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under other U.S. federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.
Effect of Certain Contingencies
We may be required to pay amounts on the notes in addition to stated principal and interest in some circumstances (e.g., upon a “change of control repurchase event” as described in “Description of Notes — Change of Control Repurchase Event”, or upon an “optional redemption” as described in “Description of Notes — Optional Redemption”). Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional amounts does not result in the notes being treated as contingent payment debt instruments under applicable Treasury regulations. This position will be based in part on our determination that, as of the date of the issuance of the notes, the possibility that such additional amounts will have to be paid, in the aggregate, is a remote or incidental contingency within the meaning of applicable Treasury regulations.

Our determination that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, then the notes may be treated as contingent payment debt instruments and, regardless of a holder’s regular method of tax accounting for U.S. federal income tax purposes, a holder subject to U.S. federal income taxation may be required to accrue interest income on the notes in excess of the stated interest, at a comparable yield at which we would have issued a fixed rate debt instrument with no contingent payments, but with terms and conditions similar to those of the notes. In addition, any gain on a sale, exchange, redemption, retirement or other taxable disposition of the notes generally would be characterized as ordinary income, rather than capital gain. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
Certain Tax Consequences to U.S. Holders
As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Taxation of Interest
Interest on the notes will be taxable to U.S. Holders as ordinary interest income as the interest accrues or is received, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes. It is not expected that the notes will be issued with more than a specified de minimis amount, such that those notes will be treated as issued with original issue discount.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid interest. Amounts attributable to accrued and unpaid interest are taxed as interest as described above under “— Taxation of Interest.”
Any gain or loss recognized on a sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss (except for gain representing accrued interest not previously included in income) and will generally be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition the note has been held for more than one year. For non-corporate taxpayers, long-term capital gains generally are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.
Medicare Tax
U.S. Holders who are individuals, estates or trusts may have to pay an additional 3.8% tax on, among other things, interest income and capital gains from the disposition of securities like the notes, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their purchase, ownership and disposition of the notes.

Information Reporting and Backup Withholding
In general, we must report certain information to the IRS with respect to payments of interest on a note, and payments of the proceeds of a sale, exchange or other taxable disposition (including a retirement or redemption) of a note, to certain U.S. Holders. The applicable withholding agent may be required to impose backup withholding, at the rate specified in the Code, on payments of interest on a note and the proceeds of a sale, exchange or other taxable disposition (including a retirement or redemption) of a note if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the applicable withholding agent in the manner required or to otherwise establish an exemption from backup withholding; (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (iii) there has been a notified payee underreporting described in section 3406(c) of the Code; (iv) the payee has not certified that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code; or (v) the payee otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Certain Tax Consequences to Non-U.S. Holders
For purposes of this summary, the term “non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
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an individual who is not a citizen or resident of the United States;

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a foreign corporation; or

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a foreign estate or trust.

Taxation of Interest
Subject to the discussions below regarding the Foreign Account Tax Compliance Act (“FATCA”) and backup withholding, interest paid on a note to a non-U.S. Holder will be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption,” provided that:
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interest paid on the notes is not effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business;

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the non-U.S. Holder does not, actually or constructively, own stock possessing 10% or more of the combined voting power of all classes of our voting stock;

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the non-U.S. Holder is not a controlled foreign corporation related to us, actually or constructively;

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the non-U.S. Holder is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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either (a) the non-U.S. Holder provides to the applicable withholding agent an IRS Form W-8BEN, or W8BEN-E, as appropriate (or a suitable substitute form) that includes its name and address and that certifies its non-U.S. status in compliance with applicable law and regulations or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities and the notes in the ordinary course of its trade or business on behalf of the non-U.S. Holder provides a statement to the applicable withholding agent in which it certifies that an IRS Form W-8BEN or W-8BEN-E, as appropriate (or a suitable substitute form) has been received by it from the non-U.S. Holder and provides a copy of such form to such agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries.

If the above conditions are not met, then payments of interest made to a non-U.S. Holder generally will be subject to U.S. federal withholding tax at the rate of 30%, unless the holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as appropriate (or suitable substitute form) establishing an exemption from or reduction in the withholding tax under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or suitable substitute form) certifying that interest paid on the notes is not subject to such withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business.
If a non-U.S. Holder is engaged in a U.S. trade or business and interest on the notes is effectively connected with the conduct of that trade or business, then, unless an applicable income tax treaty provides otherwise, such non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if such holder were a U.S. person as defined under the Code. In addition, if a non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its effectively connected earnings and profits that are not reinvested in the United States, subject to adjustments.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note
Subject to the discussion below regarding backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which portion will be taxable as interest and may be subject to the rules discussed above under “— Non-U.S. Holders — Taxation of Interest”) unless (i) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition of the note, and certain other requirements are met, in which case such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such gain realized in the taxable year of the disposition (net of certain U.S.-source losses, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) or (ii) the gain is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business, in which case such gain will be subject to U.S. federal income tax in generally the same manner as effectively connected interest is taxed (as discussed above under “— Certain Tax Consequences to Non-U.S. Holders — Taxation of Interest”) and a non-U.S. Holder that is a foreign corporation may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its effectively connected earnings and profits that are not reinvested in the United States, subject to adjustments.
Information Reporting and Backup Withholding
The amount of interest paid to a non-U.S. Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-U.S. Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. Holder is resident or is established. Provided that a non-U.S. Holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN or W8BEN-E) or otherwise establishes an exemption, the non-U.S. Holder generally will not be subject to backup withholding with respect to interest payments on a note.
Rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from a sale, exchange or other disposition (including a redemption or retirement) of a note are as follows:
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If the proceeds are paid to or through the U.S. office of a broker, a non-U.S. Holder generally will be subject to backup withholding and information reporting unless the non-U.S. Holder certifies that it is not a U.S. person (usually on an IRS Form W-8BEN or W-8BEN-E, as appropriate) or otherwise establishes an exemption.

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If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or that has certain specified U.S. connections, a non-U.S. Holder generally will be subject to information reporting (but generally not backup withholding) unless the non U.S. Holder certifies that it is not a U.S. person (usually on an IRS Form W-8BEN or W-8BEN-E, as appropriate) or otherwise establishes an exemption.

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If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and does not have certain specified U.S. connections, a non-U.S. Holder generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
FATCA generally imposes a U.S. federal withholding tax of 30% on interest income paid on a debt obligation to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity certifies it does not have any “substantial U.S. owners” (as defined in the Code) or provides the withholding agent with a certification identifying its substantial U.S. owners. An intergovernmental agreement between the United States and an applicable foreign country may modify the foregoing requirements.
Thus, FATCA withholding tax may apply to interest income on the notes. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS
The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of an acquisition of notes must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of any notes it may purchase.
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but to which Section 4975 of the Code applies, such as individual retirement accounts and Keogh plans, including entities whose underlying assets include the assets of such plans (collectively, together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction (each a “prohibited transaction”). A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., federal, state, local or other applicable laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (“Similar Laws”). Fiduciaries of any such plans should consult with their counsel before purchasing any notes.
Each Plan should consider that (i) none of the Company, the underwriters nor any of their respective affiliates has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire any notes, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of such notes and (ii) the Plan fiduciary making the decision to acquire the notes must exercise its own independent judgment in evaluating the investment in such notes.
Prohibited Transaction Issues
The acquisition and/or holding of notes by a Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes by a Plan. The class exemptions which the DOL has issued include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that the applicable party in interest or disqualified person does not (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to the purchase and holding of the notes.
Because of the foregoing, the notes may not be purchased or held by any person investing “plan assets” of any Plan or plan subject to Similar Laws, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or plan subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.
Representations
By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or other plan subject to Similar Laws or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and none of the Company, the underwriters nor any of their respective affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) of such purchaser or transferee, nor has been relied upon by such purchaser or transferee for any investment recommendation or investment advice, in connection with the purchase and holding of the notes.

UNDERWRITING (Conflicts of Interest)
Subject to the terms and conditions contained in the underwriting agreement, dated as of the date of this prospectus supplement, between us and BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$77,000,000
HSBC Securities (USA) Inc.	77,000,000
J.P. Morgan Securities LLC	77,000,000
Wells Fargo Securities, LLC	77,000,000
SG Americas Securities, LLC	20,000,000
BNP Paribas Securities Corp.	14,000,000
Deutsche Bank Securities Inc.	14,000,000
PNC Capital Markets LLC	14,000,000
U.S. Bancorp Investments, Inc.	14,000,000
BBVA Securities Inc.	8,000,000
Loop Capital Markets LLC	8,000,000
Total	$400,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by Us
Per note	0.650%
In the underwriting agreement, we have agreed that:
•
We will not offer or sell any of our debt securities (other than the notes) for the period following the date of this prospectus supplement through the closing date of the notes offered hereby without the prior consent of BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are new issues of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market making at any time in their sole discretion.

Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
We estimate that our total expenses, exclusive of the underwriting discount, of this offering will be approximately $1.46 million.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The underwriters and their respective affiliates have performed, and may in the future perform, commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses.
The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates are parties to the credit agreement governing our revolving credit facility (the “Credit Agreement”). In particular, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is the administrative agent, a lender and a joint lead arranger and joint bookrunner under the Credit Agreement. Bank of America, N.A., an affiliate of BofA Securities, Inc., HSBC Bank USA, N.A., an affiliate of HSBC Securities (USA) Inc., and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, are lenders and joint lead arrangers and joint bookrunners under the Credit Agreement. In addition, affiliates of the other underwriters are lenders under the Credit Agreement.
In addition, U.S. Bancorp Investments, Inc., one of the underwriters of this offering, is an affiliate of the trustee.
Delayed Settlement
We expect that delivery of the notes will be made to investors on or about March 7, 2022, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as

“T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to two business days before their date of delivery will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to two business days before their date of delivery should consult their own advisors.
As described in “Use of Proceeds,” we intend to use a portion of the proceeds of the offering to repay amounts outstanding under the Company’s revolving credit facility. Certain of the underwriters (or their affiliates or associated persons) are lenders under the Company’s revolving credit facility and would receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds of the offering as a result of the repayment of amounts outstanding under the Company’s revolving credit facility, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C).
Selling Restrictions
Prohibition of Sales to EEA Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to AptarGroup, Inc.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended, “FIEA”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore
Each underwriter has acknowledged that prospectus supplement, the accompanying prospectus nor any related free writing prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA;

(b)
to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275 (1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(c)
otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(i)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Sidley Austin LLP, Chicago, Illinois will pass upon the validity of the notes offered hereby for us. Mayer Brown LLP, Chicago, Illinois, will pass upon the validity of the notes offered hereby for the underwriters.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Voluntis S.A. and Weihai Hengyu Medical Products Co., Ltd. because they were acquired by the Company in a purchase business combination during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.aptar.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:
•
Our Annual Report on Form 10-K for the year ended December 31, 2021;

•
Our Current Report on Form 8-K filed with the SEC on January 25, 2022; and

•
All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering (other than any information deemed to have been “furnished” and not “filed” under the Exchange Act, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at

www.aptar.com, or by making an oral or written request to our Investor Relations Department at:
AptarGroup, Inc.
Attention: Investor Relations
265 Exchange Drive, Suite 100
Crystal Lake, Illinois 60014
Telephone: (815) 477-0424
We have not incorporated by reference into this prospectus supplement the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus supplement.

PROSPECTUS
AptarGroup, Inc.
Debt Securities

This prospectus describes some of the general terms that may apply to debt securities that we may issue and sell from time to time. We may sell these debt securities on a continuous or delayed basis, in one or more offerings, in amounts, at prices and on terms to be determined at the time of the applicable offering.
We will provide specific terms of each issuance of debt securities in one or more supplements to this prospectus. This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
We have not yet determined whether any of the debt securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of these debt securities, a prospectus supplement relating to such securities will identify the exchange or market.
The debt securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our debt securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Investing in our securities involves risk. See “Risk Factors” in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell the debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer to or through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
This prospectus does not contain all of the information included in the registration statement of which it forms a part. For further information, we refer you to the entire registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.
You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or issuer free writing prospectus and other documents to which we refer you. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information in this prospectus, the accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
The information in this prospectus and the accompanying prospectus supplement may not contain all of the information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement or issuer free writing prospectus, as well as the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
When used in this prospectus, unless otherwise specified or the context otherwise requires, the terms “AptarGroup,” “Aptar,” “Company,” “we,” “us” or “our” refer to AptarGroup, Inc. together with its consolidated subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking and involve a number of risks and uncertainties. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to:
•
pandemics, including the impact of COVID-19 on our global supply chain and our global customers and operations, which has elevated and may or will continue to elevate many of the risks and uncertainties discussed below;

•
our ability to preserve organizational culture and maintain employee productivity in the work-from-home environment caused by the current pandemic;

•
economic conditions worldwide, including potential deflationary or inflationary conditions in regions we rely on for growth;

•
political conditions worldwide, including the impact of the UK leaving the European Union (Brexit) on our UK and European operations;

•
significant fluctuations in foreign currency exchange rates or our effective tax rate;

•
the impact of tax reform legislation, changes in tax rates and other tax-related events or transactions that could impact our effective tax rate;

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financial conditions of customers and suppliers;

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consolidations within our customer or supplier bases;

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changes in customer and/or consumer spending levels;

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loss of one or more key accounts;

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the availability of raw materials and components (particularly from sole sourced suppliers) as well as the financial viability of these suppliers;

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fluctuations in the cost of materials, components and other input costs (particularly resin, metal, anodization costs and transportation and energy costs);

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our ability to successfully implement facility expansions and new facility projects;

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our ability to offset inflationary impacts with cost containment, productivity initiatives or price increases;

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changes in capital availability or cost, including interest rate fluctuations;

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volatility of global credit markets;

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our ability to identify potential new acquisitions and to successfully acquire and integrate such operations or products, including the successful integration of the businesses we have acquired, including contingent consideration valuation;

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direct or indirect consequences of acts of war, terrorism or social unrest;

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cybersecurity threats that could impact our networks and reporting systems;

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the impact of natural disasters and other weather-related occurrences;

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fiscal and monetary policies and other regulations;

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changes or difficulties in complying with government regulation;

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changing regulations or market conditions regarding environmental sustainability;

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work stoppages due to labor disputes;

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competition, including technological advances;

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our ability to protect and defend our intellectual property rights, as well as litigation involving intellectual property rights;

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the outcome of any legal proceeding that has been or may be instituted against us and others;

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our ability to meet future cash flow estimates to support our goodwill impairment testing;

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the demand for existing and new products;

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the success of our customers’ products, particularly in the pharmaceutical industry;

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our ability to manage worldwide customer launches of complex technical products, particularly in developing markets;

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difficulties in product development and uncertainties related to the timing or outcome of product development;

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significant product liability claims;

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the execution of our business transformation plan; and

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other risks associated with our operations.

Although we believe that our forward-looking statements are based on reasonable assumptions, there can be no assurance that actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Please refer to the “Risk Factors” section included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

APTARGROUP, INC.
Aptar is a global leader in the design and manufacturing of a broad range of innovative drug delivery and consumer product dispensing, sealing and active packaging solutions and services for the prescription drug, consumer health care, injectables, active packaging, beauty, personal care, home care, food and beverage markets. Aptar uses insights, design, engineering and science to create dosing, dispensing, and protective packaging technologies for many of the world’s leading brands, in turn, making a meaningful difference in the lives, looks, health and homes of people around the world.
Consumers’ preference for convenience and product differentiation through drug delivery and packaging design and function are important to our customers and they have converted many of their packages from non-dispensing formats to dispensing systems that offer enhanced shelf appeal, convenience, cleanliness and accuracy of dosage.
We partner with our customers by providing innovative delivery systems and a suite of comprehensive services to help them succeed. While we offer a wide variety of services and products, our primary products are dispensing pumps, closures, aerosol valves, elastomeric primary packaging components and active packaging solutions. Dispensing pumps are finger-actuated dispensing systems that dispense a spray or lotion from non-pressurized containers. The style of pump used depends largely on the nature of the product being dispensed, from small, fine mist pumps used with pharmaceutical products and perfume to lotion pumps for more viscous formulas. Closures are primarily dispensing closures but to a lesser degree can include non-dispensing closures. Dispensing closures are plastic caps that allow a product to be dispensed without removing the cap. Aerosol valves dispense product from pressurized containers. The majority of the aerosol valves that we sell are metered dose continuous spray valves, with the balance being bag-on valve and continuous spray valves.
We also manufacture and sell elastomeric primary packaging components. These components are used in the injectables market. Products include stoppers for infusion, antibiotic, lyophilization and diagnostic vials. Our elastomeric components also include pre-filled syringe components, such as plungers, needle shields, tip caps and cartridges, as well as dropper bulbs and syringe plungers.
We provide active packaging solutions via our material science technology which maintains the integrity of the container contents, extends shelf-life, controls moisture and reduces oxygenation. Our active packaging solutions remove gasses from the interior of the package environment and remove odor and other harmful contaminants.
Our organizational structure consists of three market-focused business segments: Pharma, Beauty + Home and Food + Beverage. This is a strategic structure which allows us to be more closely aligned with our customers and the markets in which they operate. Operations that sell dispensing systems, drug delivery systems, sealing solutions and services to the prescription drug, consumer health care, injectables and active packaging markets form the Pharma segment. Operations that sell dispensing systems and sealing solutions primarily to the beauty, personal care and home care markets form the Beauty + Home segment. Operations that sell dispensing systems and sealing solutions to the food and beverage markets form the Food + Beverage segment.
Our business was started in the late 1940’s, manufacturing and selling aerosol valves in the United States, and has grown primarily through acquisitions and internal expansion. Our common stock is listed on the New York Stock Exchange under the symbol “ATR.” Our principal executive offices are located at 265 Exchange Drive, Suite 100, Crystal Lake, Illinois 60014, and our telephone number is (815) 477-0424. Our Internet website address is www.aptar.com. The information contained on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our debt securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any debt securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:
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working capital;

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acquisitions of or investments in other businesses;

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capital expenditures;

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repayment of outstanding debt;

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repurchases of shares of our common stock; and

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advances to or investments in our subsidiaries.

Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of such prospectus supplement or other offering materials will supersede the information in this prospectus. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms “AptarGroup,” “Aptar,” “Company,” “we,” “us” or “our” refer to solely to AptarGroup, Inc. and not to any of its subsidiaries.
The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.
The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.
General
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
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the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

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any limit on the aggregate principal amount of the debt securities;

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whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

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if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any multiple in excess thereof;

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whether the debt securities will be convertible and the terms of any conversion provisions;

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if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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the designation of the original currency determination agent, if any;

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if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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whether any of such debt securities are to be issuable upon the exercise of warrants;

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if there is more than one trustee or a trustee other than, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;

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the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;

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the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

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if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

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the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

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any terms relating to the modification of the debt securities or the right of the debt security holders;

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the forms of the debt securities; and

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any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the debt securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in the applicable prospectus supplement or any documents incorporated by reference or deemed incorporated by reference into this prospectus.
LEGAL MATTERS
The validity of the debt securities offered under this prospectus will be passed upon for us by Sidley Austin LLP. Certain legal matters with respect to the validity of the debt securities offered under this prospectus will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Fusion Packaging, Inc. because it was acquired by the Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.aptar.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:
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Our Annual Report on Form 10-K for the year ended December 31, 2020; and

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All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information deemed to have been “furnished” and not “filed” under the Exchange Act, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at www.aptar.com, or by making an oral or written request to our Investor Relations Department at:
AptarGroup, Inc.
Attention: Investor Relations
265 Exchange Drive, Suite 100
Crystal Lake, Illinois 60014
Telephone: (815) 477-0424
We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

$400,000,000
AptarGroup, Inc.
3.600% Senior Notes due 2032

Joint Book-Running Managers
BofA Securities
HSBC
J.P. Morgan
Wells Fargo Securities
SOCIETE GENERALE
Senior Co-Managers
BNP PARIBAS
Deutsche Bank Securities
PNC Capital Markets LLC
US Bancorp
Co-Managers
BBVA
Loop Capital Markets
The date of this prospectus supplement is March 2, 2022.